Exhibit 10.2
SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT
     Pursuant to this Second Amendment to Stock Purchase Agreement, dated as of July 31, 2006 (this “Amendment”), the parties hereto hereby amend that certain Stock Purchase Agreement, dated as of April 28, 2006, by and among Alon USA Energy, Inc., a Delaware corporation, and the stockholders of Paramount Petroleum Corporation named on the signature page thereto (as amended to date, the “Purchase Agreement”) as expressly set forth below. Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Purchase Agreement.
1.	Amendment to Section 2.3(d)(iii) of the Purchase Agreement. Section 2.3(d)(iii) is hereby amended and restated in its entirety to read as follows:
     “(iii) If the Closing Date does not occur within three Business Days following the Asset Purchase Date, then, at the option of either Alon or Sellers exercised by written notice to the other party, the purchase and sale of the 1031 Assets under this Section 2.3(d) shall be rescinded and (A) title to the purchased 1031 Assets shall revert to the Acquired Companies, and (B) the purchase price for the 1031 Assets shall be refunded to Alon. Alon shall bear all costs, liabilities and expenses attributable to rescinding the 1031 Asset sale, and the Acquired Companies shall be entitled to recover any such costs, liabilities and expenses from Alon, including by offset against the purchase price refunded to Alon.”
2.	Supplement to Section 2.3 of the Purchase Agreement. The following provision is hereby added to Section 2.3 of the Purchase Agreement immediately following Section 2.3(d):
     “(e) Notwithstanding anything contained in this Agreement to the contrary, the Acquired Companies shall bear all costs, liabilities and expenses incurred by the Sellers or the Acquired Companies attributable to the 1031 Asset sale, including all fees and expenses of the attorneys of the Sellers or the Acquired Companies and the lenders of the Acquired Companies related thereto.”
3.	As expressly amended above, the Purchase Agreement shall continue in full force and effect in accordance with its terms.

4.	This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be considered to be one document.
[Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Stock Purchase Agreement as of the day and year first above written.

ALON USA ENERGY, INC
By:	/s/ Harlin R. Dean
Harlin R. Dean, Vice President

THE CRAIG C. BARTO AND GISELE M. BARTO LIVING TRUST, DATED APRIL 5, 1991
By:	/s/ Gisele M. Barto
GISELE M. BARTO, Trustee of the Craig C.
Barto and Gisele M. Barto Living Trust, Dated April 5, 1991

By:	/s/ Craig C. Barto
CRAIG C. BARTO, Trustee of the Craig C. Barto
and Gisele M. Barto Living Trust, Dated April 5, 1991

THE JERREL C. BARTO AND JANICE D. BARTO LIVING TRUST, DATED MARCH 18, 1991
By:	/s/ Jerrel C. Barto
JERREL C. BARTO, Trustee of the Jerrel C.
Barto and Janice D. Barto Living Trust, Dated March 18, 1991

By:	/s/ Janice D. Barto
JANICE D. BARTO, Trustee of the Jerrel C. Barto
and Janice D. Barto Living Trust, Dated March 18, 1991

By:	/s/ W. Scott Lovejoy III
W. SCOTT LOVEJOY III, an individual

By:	/s/ Mark R. Milano
MARK R. MILANO, an individual